UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 25, 2014, Digital Ally, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of a $4.0 million principal amount Senior Secured Convertible Note (the “Note”). The closing of the Private Placement is expected to occur within the next two weeks. The Private Placement is being made pursuant to a letter of intent between the parties entered into on August 22, 2014. The Note will be issued pursuant to a Securities Purchase Agreement, dated August 25, 2014, between the Company and a certain investment fund that is an “accredited investor” within the meaning of the Securities Act of 1933, as amended (the “Buyer”) (the “Purchase Agreement”). The Private Placement will result in gross proceeds of $4.0 million before placement agent fees and other expenses associated with the transaction. The proceeds will be used to retire outstanding unsecured, subordinated debt, fund research and development projects for existing and new products, capital expenditures, future acquisitions and general corporate purposes. WestPark Capital is acting as Placement Agent for the Company in the transaction and will receive a fee of $240,000 for its services.

The Note will rank senior to the Company’s existing and future indebtedness of the Company and will be secured to the extent and as provided in the security documents attached hereto as exhibits 10.53 through 10.59. The Note will rank pari passu with the Company’s senior secured convertible note in the original principal amount of $2.0 million issued in March 2014. Such note now has an outstanding principal balance of $222,222.

The Note will be convertible at any time at the option of the holder into shares of the Company’s common stock at $6.10 per share (the “Conversion Price”). The Note matures on the two-year anniversary of the issuance date thereof. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the Conversion Price then in effect, the Conversion Price then in effect will be decreased to equal such lower price. The foregoing adjustments to the Conversion Price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

On the first business day of each month beginning on the sixth month following the date of the Note through and including the maturity date (the “Installment Dates”), the Company will pay to the Note holder an amount equal to (i) one-eighteenth (1/18th) of the original principal amount of the Note (or the principal outstanding on the Installment Date, if less) plus (ii) the accrued and unpaid interest with respect to such principal plus (iii) the accrued and unpaid late charges (if any) with respect to such principal and interest. The Holder has the ability to defer or accelerate such monthly payment s in its sole discretion.

Prior to the maturity date, the Note will bear interest at 6% per annum (or 21% per annum during an event of default) with interest payable in cash quarterly in arrears on the first business day of each calendar quarter following the issuance date.

Each monthly payment may be made in cash, in shares of the Company’s common stock, or in a combination of cash and shares of its common stock. The Company’s ability to make such payments with shares of its common stock will be subject to various conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Note and the Warrant, as defined below, for sale without restriction under Rule 144 and without the need for the Company to remain current with its public filing obligations) and certain minimum trading price and trading volume. Such shares will be valued, as of the date on which notice is given by the Company that payment will be made in shares, at the lower of (1) the then applicable Conversion Price and (2) a price that is 80.0% of the arithmetic average of the three lowest weighted average prices of the Company’s common stock during the twenty-trading day period ending two trading days before the applicable determination date (the “Measurement Period”). If the Company elects to pay such monthly payment in shares of the Company’s stock it is required to pre-deliver shares of the Company’s common stock and is required to deliver additional shares, if any, to a true-up such number of shares to the number of shares required to be delivered on the applicable Installment Date pursuant to the calculation above.

At any time after the issuance date, the Company will have the right to redeem all or any portion of the outstanding principal balance of the Note plus all accrued but unpaid interest and any other charges at a price equal to 125% of such amount provided that (i) the arithmetic average of the closing sale price of the common stock for any twenty (20) consecutive Trading Days equals or exceeds 200% of the Conversion Price and (ii) among other conditions, there is an effective registration statement covering the resale of the shares issued in payment or, in the alternative, the eligibility of the shares issuable pursuant to the Note and the Warrant for sale without restriction under Rule 144 and without the need for the Company to remain current with its public filing obligations. The Note holder shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption.

Upon the occurrence of an event of default under the Note, a Note holder may, so long as the event of default is continuing, require the Company to redeem all or a portion of its Note. Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (1) 125% of the amount being redeemed, including principal, accrued and unpaid interest, and accrued and unpaid late charges, and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest Conversion Price in effect during such period.

Subject to certain conditions, a Note holder may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control, as defined in the Note. The Company must redeem each portion of the Note subject to such redemption in cash at a price equal to the greater of (1) 125% of the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges), and (2) the product of (I) the amount being redeemed and (II) the quotient determined by dividing (A) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (i) the consummation of the Change of Control and (ii) the public announcement of such Change of Control and ending on the date the holder delivers a redemption notice to the Company, by (B) the lowest Conversion Price in effect during such period.

As a part of the Private Placement, the Company issued a warrant (the “Warrant”) to the purchaser of the Note giving it the right to purchase up to an aggregate of 262,295 shares of the Company’s common stock at an exercise price of $7.32 per share. The Warrant is exercisable on or after the date of issuance and the exercise prices for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrant will be decreased to equal such lesser price. Upon each such adjustment, the number of the shares of the Company’s common stock issuable upon exercise of the Warrant will increase proportionately. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the Conversion Price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrant will expire on the fifth (5th) anniversary of the date of issuance.

The Company issued a warrant exercisable to purchase 100,000 shares of its common stock at a price of $10.00 per share in its March 2014 private placement. In connection with this Private Placement the Company and the Buyer agreed to increase the number of shares to be issued upon exercise of such warrant to 136,621 and reduce the exercise price thereof to $7.32 per share.

The Holder has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the Holder being the beneficial owner in excess of 4.99% of the Company’s common stock. In addition, the Holder has no right to convert the Note or exercise the Warrant if the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of the Company’s common stock which the Company may issue upon conversion of the Note and exercise of the Warrant without breaching the Company’s obligations under Nasdaq listing rules (the “Exchange Cap”). The Exchange Cap limitation does not apply if the Company’s shareholders approve issuances above the Exchange Cap. The Company intends to promptly hold a meeting of its shareholders to approve issuances in excess of the Exchange Cap called, but in any event, not later than January 15, 2015.

The Company has entered into voting agreements (the “Voting Agreements”) with certain officers and directors of the Company. The voting agreements provide that such officers and directors of the Company will vote their shares of the Company’s common stock in favor of the issuances of Company’s common stock in excess of the Exchange Cap. In addition, such officers and directors of the Company have executed lock-up agreements (the “Lock-Up Agreements”) under which they have agreed not to sell their shares of the Company’s common stock until the date the Note is no longer outstanding, provided that after the six month anniversary of the closing date, 10% of the shares of each officer and director will be released from the lock-up on a monthly basis.

In connection with the Private Placement, the Company and the purchaser of the Note will enter into a Registration Rights Agreement under which the Company is required, on or before 45 days after the closing of the Private Placement, to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of 130% of the shares of the Company’s common stock issuable pursuant to the Note and Warrant and to use its best efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the closing of the Private Placement if the registration statement is not subject to a full review by the SEC, or 120 days after the closing of the Private Placement if the registration statement is subject to a full review by the SEC. The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for the resale (subject to certain allowable grace periods) of the Registrable Securities, as such term is defined in the Registration Rights Agreement.

If, during the period beginning on the closing date and ending on the two (2) year anniversary of the closing date, the Company offers, sells, grants any option to purchase, or otherwise disposes of any of its or its subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), the Holder shall have the right to participate for 50% of any such future Subsequent Placement.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offers and sales were made solely to an “accredited investor” under Rule 506 and was made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Registration Rights Agreement, the Note, the Warrant, the Pledge and Security Agreement, the IP Security Agreement, Patent Assignment for Security, Trademark Assignment for Security, the Guarantee Agreement, the Deposit Account Control Agreement], the Voting Agreement, the Lock-Up Agreement or Reaffirmation Agreement and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.49, 10.50. 10.51, 10.52, 10.53, 10.54, 10.55, 10.56, 10.57, 10.58, 10.59 and 10.60, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Date: August 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.49	Purchase Agreement

10.50	Registration Rights Agreement

10.51	Form of Senior Secured Convertible Note.

10.52	Form of Warrant to Purchase Common Stock.

10.53	Amended and Restated Pledge and Security Agreement

10.54	Patent Assignment for Security

10.55	Trademarks Assignment for Security

10.56	Amended and Restated Guaranty Agreement

10.57	Deposit Account Control Agreement – incorporated by reference to Exhibit 10.48 to the Company’s Current Report on Form 8-K filed on March 25, 2014

10.58	Form of Voting Agreement

10.59	Form of Lock-Up Agreement

10.60	Reaffirmation Agreement